Exhibit 99.1

ADVENT SOFTWARE REPORTS FIRST QUARTER

2015 RESULTS

Record Quarterly Revenues of $103 Million, up 7%

SAN FRANCISCO — May 7, 2015 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the first quarter ended March 31, 2015.

“Advent’s business achieved record quarterly revenue in the first quarter, and we continued to deliver on our commitment to helping our clients thrive with new releases of our flagship products,” said Pete Hess, Chief Executive Officer, Advent Software. “We look forward to sharing our enhancements and updates at AdventConnect, our annual client conference, in Las Vegas next month.”

FIRST QUARTER 2015 RESULTS

GAAP Results for Continuing Operations

The Company reported quarterly revenue of $103.3 million for the first quarter of 2015, compared to $96.8 million in the first quarter of 2014, a 7% increase.

Operating income for the first quarter of 2015 was $10.2 million, or 9.9% of revenue, compared to $19.3 million or 20.0% of revenue for the first quarter of 2014.  Advent’s results for the first quarter of 2015 included transaction-related fees associated with the pending merger with SS&C Technologies Holdings, Inc. These third-party costs, on a pre-tax basis, totaled $8.4 million. Additionally, in the first quarter of 2015, Advent’s results included $2.6 million in restructuring charges related to personnel and facilities restructuring, and incremental expense of $1.6 million from accelerated depreciation not included in restructuring from the decision to shrink our real estate footprint during 2015.

Net income for the first quarter of 2015 was $5.1 million, compared to $10.9 million in the first quarter of 2014. On a fully diluted basis, earnings per share in the first quarter of 2015 were $0.09, compared to $0.20 in the first quarter of 2014.  Net income and earnings per share were also negatively impacted by the additional transaction-related fees, restructuring costs and accelerated depreciation expense incurred in the first quarter of 2015.

Operating cash flow in the first quarter of 2015 was $6.6 million, compared with $20.9 million in the first quarter of 2014. The operating cash flow in the first quarter of 2015 was negatively impacted by the payment of transaction-related fees and by slower collections in February and March of 2015.

Cash, cash equivalents and marketable securities totaled $28 million as of March 31, 2015, compared to $38 million as of December 31, 2014. Total outstanding debt as of March 31, 2015 was $205 million compared to $220 million as of December 31, 2014.

Deferred revenue as of March 31, 2015 was $198 million, compared to $188 million as of March 31, 2014.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income for the first quarter of 2015 was $29.7 million, or 28.8% of revenue. This represents a 2% increase compared to $29.2 million in the first quarter of 2014.

On a fully diluted basis, non-GAAP earnings per share were $0.34 in the first quarter of 2015 and represent a 4% increase from $0.33 in the first quarter of 2014.

Non-GAAP operating income and earnings per share in the first quarter of 2015 were negatively impacted by $1.6 million of accelerated depreciation.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

ABOUT ADVENT

Over the last 30 years of industry change, our core mission to help our clients focus on their unique strategies and deliver exceptional investor service has never wavered. With unparalleled precision and ahead of the curve solutions, we’ve helped nearly 4,300 firms in more than 50 countries - from established global institutions to small start-up practices - to grow their business and thrive.  Advent technology helps firms minimize risk, work together seamlessly, and discover new opportunities in a constantly evolving world. Together with our clients, we are shaping the future of investment management. For more information on Advent products visit http://www.advent.com.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), please see the accompanying tables entitled “Reconciliation of Selected Continuing Operations’ GAAP Measures to Non-GAAP Measures”.

FORWARD-LOOKING STATEMENTS

Any forward-looking statements included in this presentation, including comments regarding product releases, enhancements and updates reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties including the pending acquisition of Advent by SS&C Technologies Holdings, Inc., potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our products; the successful development, release and market acceptance of new products and product enhancements; uncertainties and fluctuations in the financial markets; the Company’s ability to declare future dividends; the Company’s ability to satisfy contractual performance requirements and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2014 Annual Report on Form 10-K. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, Advent Software, and the Advent and logo composite are registered trademarks of Advent Software, Inc.

CONTACTS

Media Contact:
Amanda Diamondstein-Cieplinska
Advent Software, Inc.
(415) 645-1668
adiamond@advent.com

Investor Relations Contact:
Justin Ritchie
Advent Software, Inc.
(415) 645-1683
jritchie@advent.com

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	March 31	December 31
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$23,490	$28,784
Short-term marketable securities	4,296	7,298
Accounts receivable, net	62,495	61,870
Deferred taxes, current	31,777	28,275
Prepaid expenses and other	29,673	24,984
Total current assets	151,731	151,211
Property and equipment, net	26,070	27,995
Goodwill	198,554	202,290
Other intangibles, net	16,736	18,803
Long-term marketable securities	—	1,874
Deferred taxes, long-term	18,178	18,358
Other assets	12,464	13,245
Noncurrent assets of discontinued operation	1,093	1,093

Total assets	$424,826	$434,869

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$11,397	$12,041
Dividends payable	—	6,750
Accrued liabilities	37,548	36,541
Deferred revenues	191,740	197,144
Income taxes payable	1,233	132
Current portion of long-term debt	20,000	20,000
Current liabilities of discontinued operation	614	572
Total current liabilities	262,532	273,180
Deferred revenues, long-term	6,273	6,972
Long-term income taxes payable	9,513	9,513
Long-term debt	185,000	200,000
Other long-term liabilities	9,555	7,821
Noncurrent liabilities of discontinued operation	2,008	2,170

Total liabilities	474,881	499,656

Stockholders’ deficit:
Common stock	527	519
Additional paid-in capital	75,925	61,455
Accumulated deficit	(125,186)	(130,234)
Accumulated other comprehensive (loss) income	(1,321)	3,473
Total stockholders’ deficit	(50,055)	(64,787)

Total liabilities and stockholders’ deficit	$424,826	$434,869

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended March 31
	2015	2014
Net revenues:
Recurring revenues	$96,174	$89,129
Non-recurring revenues	7,090	7,675

Total net revenues	103,264	96,804

Cost of revenues (1):
Recurring revenues	21,501	18,627
Non-recurring revenues	7,431	8,055
Amortization of developed technology	1,570	1,800

Total cost of revenues	30,502	28,482

Gross margin	72,762	68,322

Operating expenses (1):
Sales and marketing	19,664	19,729
Product development	19,557	17,639
General and administrative	11,457	10,558
Amortization of other intangibles	798	909
Transaction-related fees	8,444	—
Restructuring charges	2,643	174

Total operating expenses	62,563	49,009

Income from continuing operations	10,199	19,313
Interest and other income (expense), net	(897)	(2,225)

Income from continuing operations before income taxes	9,302	17,088
Provision for income taxes	4,226	6,181

Net income from continuing operations	$5,076	$10,907

Discontinued operation:
Net loss from discontinued operation (net of applicable taxes of $(5) and $(14), respectively)	(28)	(21)

Net income	$5,048	$10,886

Basic net income (loss) per share (2):
Continuing operations	$0.10	$0.21
Discontinued operation	(0.00)	(0.00)
Total operations	$0.10	$0.21

Diluted net income (loss) per share (2):
Continuing operations	$0.09	$0.20
Discontinued operation	(0.00)	(0.00)
Total operations	$0.09	$0.20

Weighted average shares used to compute net income (loss) per share:
Basic	52,411	51,358
Diluted	55,106	53,807

(1) Includes stock-based employee compensation expense as follows:

Cost of recurring revenues	$753	$842
Cost of non-recurring revenues	311	375
Total cost of revenues	1,064	1,217

Sales and marketing	2,380	2,635
Product development	1,502	1,925
General and administrative	1,659	1,851
Total operating expenses	5,541	6,411

Total stock-based employee compensation expense	$6,605	$7,628

(2) Net income (loss) per share is based on actual calculated values and totals may not sum due to rounding.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31
	2015	2014
Cash flows from operating activities:
Net income	$5,048	$10,886
Adjustment to net income for discontinued operation net loss	28	21
Net income from continuing operations	5,076	10,907

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	6,605	7,628
Excess tax benefit from stock-based compensation	(4,162)	(3,348)
Depreciation and amortization	6,499	5,475
Amortization of debt issuance costs	367	354
Reduction of doubtful accounts	(20)	(12)
Reduction of sales reserves	(96)	(250)
Deferred income taxes	697	(135)
Other	(538)	130
Effect of statement of operations adjustments	9,352	9,842
Changes in operating assets and liabilities:
Accounts receivable	(604)	9,633
Prepaid and other assets	(4,062)	2,094
Accounts payable	(650)	(1,999)
Accrued liabilities	2,405	(8,151)
Deferred revenues	(6,007)	(5,852)
Income taxes payable	1,101	4,401
Effect of changes in operating assets and liabilities	(7,817)	126

Net cash provided by operating activities from continuing operations	6,611	20,875

Cash flows from investing activities:
Purchases of property and equipment	(2,026)	(2,085)
Capitalized software development costs	(490)	(472)
Change in restricted cash	(197)	—
Purchases of marketable securities	(2,000)	—
Sales and maturities of marketable securities	6,831	—

Net cash provided by (used in) investing activities from continuing operations	2,118	(2,557)

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	5,000	1,246
Excess tax benefits from stock-based compensation	4,162	3,348
Withholding taxes related to equity award net share settlement	(811)	(1,581)
Repayment of debt	(15,000)	(10,000)
Payment of cash dividend	(6,750)	—

Net cash used in financing activities from continuing operations	(13,399)	(6,987)

Net cash transferred to discontinued operation	(147)	(161)

Effect of exchange rate changes on cash and cash equivalents	(477)	(34)

Net change in cash and cash equivalents from continuing operations	(5,294)	11,136
Cash and cash equivalents of continuing operations at beginning of period	28,784	33,828

Cash and cash equivalents of continuing operations at end of period	$23,490	$44,964

	Three Months Ended March 31
	2015	2014
Supplemental disclosure of cash flow information:
Noncash investing activities:
Capital expenditures included in accounts payable	$892	$469

Cash flows from discontinued operation of MicroEdge, Inc.:
Net cash used in operating activities	$(147)	$(161)
Net cash transferred from continuing operations	147	161

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America (or GAAP), Advent uses non-GAAP measures of continuing operations’ gross margin, operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses and income we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

	Three Months Ended March 31
	2015		2014
	Amount	% of Net Revenues	Amount	% of Net Revenues

GAAP gross margin	$72,762	70.5%	$68,322	70.6%
Amortization of acquired intangibles	1,050		1,186
Stock-based compensation	1,064		1,217
Non-GAAP gross margin	$74,876	72.5%	$70,725	73.1%

GAAP operating income	$10,199	9.9%	$19,313	20.0%
Amortization of acquired intangibles	1,848		2,095
Stock-based compensation	6,605		7,628
Restructuring charges	2,643		174
Transaction-related fees	8,444		—
Non-GAAP operating income	$29,739	28.8%	$29,210	30.2%

GAAP net income	$5,076		$10,907
Amortization of acquired intangibles	1,848		2,095
Stock-based compensation	6,605		7,628
Restructuring charges	2,643		174
Transaction-related fees	8,444		—
Income tax adjustment (1)	(5,869)		(3,264)
Non-GAAP net income	$18,747		$17,540

GAAP net income	$5,076		$10,907
Net interest	1,335		2,136
Provision for income taxes	4,226		6,181
Depreciation expense	4,130		2,766
Amortization expense	2,368		2,709
Stock-based compensation	6,605		7,628
Adjusted EBITDA	$23,740		$32,327

Diluted net income per share
GAAP	$0.09		$0.20
Non-GAAP	$0.34		$0.33

Shares used to compute diluted net income per share	55,106		53,807

(1)        The estimated non-GAAP effective tax rate was 35% for the three months ended March 31, 2015 and 2014, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP diluted net income per share purposes.